Ex-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Foundation Funds of our report dated May 21, 2019, relating to the financial statements and financial highlights, which appears in Delaware Strategic Allocation Fund’s Annual Report on Form N-CSR for the year ended March 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
July 25, 2019